EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement") entered into as of this 4th day of August 1999, between BGS (Southwest Florida), Inc. (the "Company") and Kevin Casey , (the "Executive").

WHEREAS, the Company desires to employ the Executive and to ensure the continued availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement:

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

1.       TERM OF EMPLOYMENT

         (a) TERM. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company for a period commencing on the date of this Agreement and ending one year from the date of this Agreement. This contract is in effect for one year and is renewable only upon renegotiation by the parties involved.

         (b) CONTINUING EFFECT. Notwithstanding any termination of this agreement at the end of the Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Section 7 shall be binding upon the legal representatives, successors and assigns of the Executive.

2.       DUTIES

         (a)      GENERAL DUTIES.

                  The Executive shall serve as the Director of Information Technologies is responsible for the system architecture, implementation, operation, administration and maintenance of all information systems and technology at the Company. The Director of Information Technologies coordinates the efforts of both the Art Department and the Programming Department; establishes budgets for technology purchases; evaluates vendors, equipment, service agreements, etc; and analyzes new technologies and reviews current procedures and methodologies. This position is responsible for the hiring and staffing of positions within both the Art and Programming Departments. The Director is responsible for charting the

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                  technological growth of the company, controlling expenses, and finding solutions. This position reports directly to the Chief Executive Officers.

         (b) DEVOTION OF TIME. The Executive shall conscientiously devote his time, attention and energies to the affairs of the Company.

         (c) LOCATION OF OFFICE. In no event shall the Company relocate its principal offices to any area outside a 15-mile radius of its current location without the Executive's express written consent.

3.       COMPENSATION.

         (a) SALARY. For the services of the Executive to be rendered under this agreement, the Company shall pay the Manager an annual salary of $85,000 (the "Base Salary").

4.       BENEFITS

         (a) VACATION. During the Term, the Executive will be entitled to 10 unpaid personal days, and 20 business days of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit.

         (b) EMPLOYEE BENEFIT PROGRAMS. The Executive is entitled to participate in any pension, 401(k), insurance or any other employee benefit plan that is maintained by the Company for its executive officers, including programs of life, medical, dental and vision insurance and stock options or other profit-sharing plans.

         (c) MEDICAL/DENTAL/VISION INSURANCE. The Company shall provide the Executive with company-paid medical, vision and dental insurance.

         (d) LIFE INSURANCE. The Company shall maintain a life insurance policy on the Executive in the amount of $100,000.00 and pay all premiums on such policy. The Executive or his assigns shall be the beneficiaries of such policy.

         (e) STOCK OPTIONS/PROFIT-SHARING. Should the Company offer stock-options or other profit sharing plans to other executives of the Company, then the Company shall offer said options or plans to the Executive in an amount commiserate with the salary and/or duties of the Executive's position.

5.       TERMINATION

         (a)      TERMINATION FOR CAUSE. The Company may terminate the
                  Executive's

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                  employment pursuant to the terms of this Agreement at any time for cause by giving written notice of termination. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation or reimbursement under
                  Section 3, or to participate in any employee benefit programs under section 4, except as provided by law, for any period subsequent to the effective date of termination. For purposes of this Section 5(a), "cause" shall mean: (i) the Executive is convicted of a felony which is related to the Manager's employment or the business of the company, (ii) the Executive, in carrying out his duties hereunder, has been found in a civil action to have committed gross negligence or intentional misconduct resulting in either case in material harm to the Company; or (iii) the Executive has been found in a civil action to have materially breached any provision of Section 6 or Section 7 and to have caused material harm to the company. The term "found in a civil action" shall not apply until all appeals permissible under the applicable rules of procedure or statutes have been determined and no further appeals are permissible.

6.       NON-COMPETITION AGREEMENT

         (a) COMPETITION WITH THE COMPANY. Until termination of his employment and for a period of 12 months commencing on the date of termination, the Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, will not compete with the Company or any of its affiliates in the offer, sale, or marketing of products or services that are competitive with the search engine portal technology products and service offered by the company("Prohibited Business"), within any metropolitan area in the United States or elsewhere in which the Company is then engaged. The foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is a Prohibited Business if Executive's employment is totally unrelated to the Prohibited Business. Further, the foregoing shall not prohibit Manager from owning up to 5% of the securities of any publicly-traded enterprise provided Manager is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

         (b) SOLICITATION OF CUSTOMERS. During the periods in which the provisions of section 6(a) shall be in effect, the Executive, directly or indirectly, will not seek Prohibited Business from any Customer (as defined below) on behalf of any enterprise or business other than the Company or receive commissions based on sales or otherwise relating to the Prohibited Business from any Customer, or any enterprise or business other than the Company. For purposes of this Section 6(b), the term "Customer" means

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                  any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services from the initial date of this Agreement to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer. Notwithstanding the above, a Customer shall not include those individuals and entities listed on Schedule 6(b) with whom the Executive had a relationship with prior to entering into this agreement.

         (c) NO PAYMENT. The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 6.

7.       NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

         (a) CONFIDENTIAL INFORMATION. Confidential Information includes, but is not limited to, trade secrets as defined by the common law and statute in Florida or any future Florida statute, processes, policies, procedures, techniques, designs, drawings, know-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, manufacturing costs, marketing and uses of the Products (as defined herein), the Company's budgets and strategic plans, and the identity and special needs of customers for the Products, databases, data, and all technology relating to the Company's businesses, systems, methods of operations, customer lists, customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's employees and former employees. Confidential Information also includes, without limitation, Confidential Information received from the Company's subsidiaries and affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company, (iii) information which is lawfully obtained by the Executive in writing from a third party (excluding any affiliates of the Executive) who did not acquire such confidential information or trade secret, directly or indirectly, from Executive or the Company and (iv) any information required to be disclosed in the normal course of performing the Executive's duties. As used herein, the term "Products" shall include all Internet search engines marketed by it, together with all services provided by the Company during the term of the Executive's Employment.

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         (b)      LEGITIMATE BUSINESS INTERESTS. The Executive recognizes that the Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets as defined in Section 7(a), (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information, (iii) substantial relationships with specific prospective or existing customers or clients; (iv) customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods, and procedures.

         (c) CONFIDENTIALITY. For a period of three years following termination of the Executive's employment, the Confidential information shall be held by the Executive in the strictest confidence and shall not, without prior written consent of the company, be disclosed to any person other than in connection with Executive's employment by the company. The Executive further acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates is a special, valuable, and unique asset. The Executive shall exercise all due and diligent precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Executive shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to his employment. All records, files, materials and other Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its customers, as the case may be. The Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association, association or other entity for any reason or purpose whatsoever without prior written consent of an officer of the Company (excluding the Executive, if applicable).

8.       EQUITABLE RELIEF

         (a) The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the board of directors of the Company, shall leave his employment for any reason and take any action in violation of
                  Section 6 or Section 7, the Company will be entitled to

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                  institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 8(b) below, to enjoin the Executive from breaching the provisions of Section 6 or
                  Section 7. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law. Nothing contained in this Section 8 shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as the Company may elect.

         (b) Any proceeding or action must be commenced in Collier County, Florida. The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all further action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

9. ASSIGNABILITY.The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

10.      SEVERABILITY

         (a) The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein

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                  because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purpose of such proceeding, from this Agreement.

         (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

11. NOTICES AND ADDRESSES. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

         To the Company:     Whoodoo.com, Inc.
                             1660 Trade Center Way
                             Naples, FL 34109
                             Facsimile: (941) 594-2701

         With a copy to:     Michael D. Harris, Esq.
                             Michael Harris, P.A.
                             1645 Palm Beach Lakes, Blvd. Suite 550
                             West Palm Beach, FL 33401
                             Facsimile: (561) 478-1817

         To the Executive:   Mr. Kevin Casey
                             1581 Northgate Dr.
                             Naples, FL 34105
                             Facsimile: (941) 262-5950

         Or to such other address as either of them, by notice to the other may designate from time to time. The transmission conformation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

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12.      COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be actual or facsimile signature.

13. ATTORNEY'S FEES. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

14. GOVERNING LAW. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

15. ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement between he parties and supersedes all prior oral and written agreements between the parties hereto with respect to he subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement of the change, waiver discharge or termination is sought.

16. ADDITIONAL DOCUMENTS. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

17. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.


IN WITNESS WHEREOF, the Company and the Manager have executed this Agreement as of the date and year first above written.

Witnesses                               BGS SOUTHWEST FLORIDA, INC
                                          a Florida corporation

                                        By:
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                                            Paulo Mylla, President

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                                            Kevin Casey, IT Director